Exhibit 99.1

DRI Corporation Announces Record High Order for Mobitec® Products in India Transit Market

  Order Valued at Approximately $5.0 Million USD
  Product Delivery Commencement Slated for Fourth Quarter 2009
  Fiscal Year 2009 Combined India Orders Now in Excess of $15.0 Million USD

DALLAS--(BUSINESS WIRE)--October 27, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB (Mobitec) subsidiary in Sweden, through its Castmaster Mobitec India Private Limited joint venture in India, has received a record high single order valued at approximately $5.0 million USD from a large transit system operator in Chennai, Tamil Nadu, India.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “Our Mobitec® products will be installed on Chennai’s new bus vehicles, which will serve the more than 4 million people living in or near this capital city of Tamil Nadu, an Indian state situated on the Coromandel Coast of the Bay of Bengal. Product delivery commencement is slated for fourth quarter 2009. This order further demonstrates our strong market position in the vast, but highly competitive, Indian transit market. We believe the number of new bus vehicles procured in India thus far in fiscal year 2009 surpasses an entire year’s worth of orders for new full-size bus vehicles in the U.S. transit market, according to data published by the American Public Transportation Association. Leaders in India are to be commended once again for their bold vision as exemplified by the ongoing investment in transit infrastructure. They continue to understand the vital role that such investments play in developing healthy and livable cities and a strong economy.”

The Mobitec® products ordered for the new bus vehicles in Chennai include front, rear and side sign systems, cabling and control units.

ABOUT MOBITEC

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders; our joint venture growth opportunities in India; the size of the Indian market for our products; future growth of the Indian market for our products; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the deliveries of orders; the risk that future anticipated growth in the Indian market may prove inaccurate; the risk that our estimate of the size of the Indian market for our products may prove inaccurate; the risk that our estimate for the growth of the Indian market for our products may prove inaccurate; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Aug. 13, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com